SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                    Date of Report (Date of earliest event reported) :
                                  July 2, 2002

                         The Estee Lauder Companies Inc.
                (Exact name of registrant as specified in its charter)


          Delaware                                        11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                        Commission File Number: 1-14064

 767 Fifth Avenue, New York, New York                        10153
(Address of principal executive offices)                   (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
           (Former name or former address, if changed since last report)


ITEM 5.           OTHER EVENTS.

On July 2, 2002, The Estee Lauder Companies Inc. issued a press release announcing its expectations for its fiscal fourth quarter and full year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              THE ESTEE LAUDER COMPANIES INC.

Date:  July 2, 2002                            By:   /s/Richard W. Kunes
                                                     -------------------
                                                        Richard W. Kunes
                                                    Senior Vice President
                                                  and Chief Financial Officer
                                                     (Principal Financial and
                                                       Accounting Officer)

                           THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.  Description

99.1         Press release dated July 2, 2002 of The Estee Lauder Companies Inc.

The                                                        News
Estee                                                      Contact:
Lauder                                                     Investor Relations:
Companies Inc.                                             Dennis D'Andrea
                                                           (212) 572-4384

767 Fifth Avenue                                           Media Relations:
New York, NY  10153                                        Sally Susman
                                                           (212) 572-4430

FOR IMMEDIATE RELEASE:

          ESTEE LAUDER COMPANIES EXPECTS STRONG FOURTH QUARTER SALES

New York, NY, July 2, 2002 - The Estee Lauder Companies Inc. (NYSE: EL) today said net sales before restructuring charges for the fiscal fourth quarter ended June 30, 2002 are expected to grow approximately 7% in constant currency versus the prior-year period. For the fiscal 2002 full year, the Company expects 3% sales growth on a constant currency basis versus the prior-year. The effect of exchange rates could have a minimal impact for the fourth quarter and reduce reported sales growth for the fiscal year by approximately one percentage point.

To gain market share through accelerated sales momentum, in the fiscal 2002 fourth quarter the Company increased its spending levels in advertising and promotion. The strong top-line sales growth in the fourth quarter indicates the market is responding positively. Based on the above, the Company expects that diluted earnings per share for the fourth quarter will be approximately $.18 and the full fiscal year approximately $1.10. The fourth quarter estimate is before restructuring charges while the full year is also before the cumulative effect of a change in accounting principle.

Net sales for the full fiscal year in constant currency are expected to be led by high single-digit percentage growth in Asia/Pacific. Europe, the Middle East & Africa is expected to report a mid-single-digit sales increase. The travel retail business, which is reported in this region, continues to be affected by lower worldwide travel, while other businesses in the region are performing well. Excluding the travel retail business, Europe, the Middle East & Africa is expecting high single-digit sales growth in constant currency. The Americas region is expected to show a slight increase in sales for the year, while fourth quarter sales in this region are expected to grow high single-digits in response to the Company's additional advertising and promotional spending.

On a product category basis, in constant currency, the Company expects for the fiscal year its strongest sales growth from hair care, off of a smaller base, followed by a mid-single-digit increase in makeup and low single-digit growth in skin care. Fragrance sales are expected to post a mid-single-digit sales decline.

Change in Accounting Principle and Restructuring Charges
--------------------------------------------------------

In fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." In compliance with the new rule, the Company recorded a one-time charge of $20.6 million, or $.09 per diluted share, to reflect the cumulative effect of the change in accounting principle.

In connection with the Company's previously announced restructuring, in the fiscal 2002 fourth quarter, the Company will take a special charge for restructuring and repositioning certain businesses. The pre-tax charge will be approximately $117 million, or $77 million after-tax, equal to $.32 per diluted share.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "expect," "anticipate," "could," "plan," and "estimate" involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company's business;
     (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (viii)changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers and the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions;
     (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);
     (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;
     (xi)  changes in product mix to products which are less profitable;
     (xii) the Company's ability to acquire or develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (xiii)the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom; and
     (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble and Kate Spade.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.
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